EXHIBIT 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
-U

SEE REVERSE FOR	NATIONAL SECURITY SOLUTIONS INC.
CERTAIN DEFINITIONS

CUSIP [            ]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE

ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of                  Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of National Security Solutions Inc., a Delaware corporation (the “Company”), and one warrant (a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) [            ], 2008 [one year following the date of the Company’s final prospectus contained in the registration statement], and (ii) the Company’s completion of a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, and will expire unless exercised before 5:00 p.m., Eastern Time, on [            ], 2011 [four years following the date of the Company’s final prospectus contained in the registration statement] or earlier upon redemption. The Common Stock and Warrants comprising the Units represented by this certificate will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to the Company having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the initial public offering and issuing a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [            ], between the Company and American Stock Transfer & Trust Company as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of the Company’s duly authorized officers.

By	National Security Solutions Inc. THE STATE OF DELAWARE

Chief Executive Officer	2007	Secretary

National Security Solutions Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT—	Custodian
TEN ENT—	as tenants by the entireties	(Cust)	(Minor)
JT TEN—	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
	and not as tenants in common		(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint                 Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event that the Corporation is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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